Exhibit 99.1
GMX RESOURCES INC.
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

INDEX TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
GMX Resources Inc. and Subsidiaries

Introduction	1
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2012	2
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011	3
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2012	4
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	5

Introduction

The following unaudited condensed consolidated pro forma financial information is based upon the historical financial statements of GMX Resources Inc. and its consolidated subsidiaries (collectively, the “Company” or “GMX”), adjusted to reflect the proposed sale of specified operated and non-operated oil and gas properties in the Cotton Valley Sands and shallow rights located in East Texas and Louisiana (the “Assets”) pursuant to a Purchase and Sale Agreement, dated October 1, 2012, between the Company and Summit Energy, LLC (the “Purchase and Sale Agreement”).
Following are the unaudited pro forma financial information for the year ended December 31, 2011 and the six months ended June 30, 2012, which give effect to the sale of the Assets assuming no other adjustments to the purchase price at or after closing. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2012 reflects the disposition of the Assets as if it occurred as of such date. The unaudited pro forma condensed consolidated statements of operations assume the disposition of the Assets occurred on January 1, 2011. The pro forma adjustments are described in the related Notes.
The pro forma adjustments are based on the best available information and certain assumptions that the Company's management believes are reasonable. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have occurred if the transaction described above had occurred as presented in such statements. In addition, future results may vary significantly from the results reflected in such statements. For example, this financial information does not reflect any potential earnings or other impacts from the use of the proceeds from the disposition or other transactions during 2011 and 2012.
The following unaudited pro forma condensed consolidated financial information of the Company should be read in conjunction with the related notes and with the historical consolidated financial statements of the Company and the related notes included in its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2012 filed with the Securities and Exchange Commission.

GMX Resources Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet

	June 30, 2012
	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:	(In thousands)
Cash and cash equivalents	$32,122	$66,743	(a)	$98,865
Restricted cash	4,325	—		4,325
Short-term investments	6,008	—		6,008
Accounts receivable	10,657	—		10,657
Other current assets	4,248	—		4,248
Total current assets	57,360	66,743		124,103
OIL AND NATURAL GAS PROPERTIES, BASED ON THE FULL COST METHOD
Properties being amortized, net	101,657	(62,483)	(b)	39,174
Properties not subject to amortization	162,783	—		162,783
	264,440	(62,483)		201,957
PROPERTY AND EQUIPMENT, AT COST, NET	63,159	—		63,159
OTHER ASSETS	9,833	—		9,833
TOTAL ASSETS	$394,792	$4,260		$399,052
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable, accrued expenses and other current liabilities	$39,199	$—		$39,199
Current maturities of long-term debt	51,256	—		51,256
Total current liabilities	90,455	—		90,455
LONG-TERM DEBT, LESS CURRENT MATURITIES	362,987	—		362,987
OTHER LIABILITIES	9,023	(6,039)	(b)	2,984
EQUITY	(67,673)	10,299		(57,374)
TOTAL LIABILITIES AND EQUITY	$394,792	$4,260		$399,052

GMX Resources Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year Ended December 31, 2011
	Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except share data)
REVENUE
Oil and gas sales	$116,741	$(28,985)	(a)	$87,756
Gathering, transportation and other	—	2,434	(b)	2,434
Total revenue	116,741	(26,551)		90,190

EXPENSES:
Lease operations	13,420	(9,983)	(a)	3,437
Gathering and transportation	—	1,709	(b)	1,709
Production and severance taxes	1,196	(904)	(a)	292
Depreciation, depletion, and amortization	50,270	(6,709)	(c)	43,561
Impairment of oil and natural gas properties and assets held for sale	205,754	(6,667)	(d)	199,087
General and administrative	28,863	195	(a)	29,058
Total expenses	299,503	(22,359)		277,144
Loss from operations	(182,762)	(4,192)		(186,954)
NON-OPERATING INCOME (EXPENSES):
Interest expense	(31,875)	—		(31,875)
Other non-operating income	8,804	—		8,804
Total non-operating expenses	(23,071)	—		(23,071)
Loss before income taxes	(205,833)	(4,192)		(210,025)
INCOME TAXES PROVISION	(615)	—		(615)
NET LOSS	(206,448)	(4,192)		(210,640)
Net income attributable to noncontrolling interest	5,389	—		5,389
NET LOSS APPLICABLE TO GMX	(211,837)	(4,192)		(216,029)
Preferred stock dividends	6,720	—		6,720
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS	$(218,557)	$(4,192)		$(222,749)
LOSS PER SHARE—Basic	$(4.12)			$(4.20)
LOSS PER SHARE—Diluted	$(4.12)			$(4.20)
WEIGHTED AVERAGE COMMON SHARES—Basic	53,071,200			53,071,200
WEIGHTED AVERAGE COMMON SHARES—Diluted	53,071,200			53,071,200

GMX Resources Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Six Months Ended June 30, 2012
	Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except share data)
REVENUE
Oil and gas sales	$33,684	$(9,288)	(a)	$24,396
Gathering, transportation and other	—	1,006	(b)	1,006
Total revenue	33,684	(8,282)		25,402

EXPENSES:
Lease operations	5,996	(3,875)	(a)	2,121
Gathering and transportation	—	485	(b)	485
Production and severance taxes	319	(303)	(a)	16
Depreciation, depletion, and amortization	14,439	(3,476)	(c)	10,963
Impairment of oil and natural gas properties and assets held for sale	120,690	(34,259)	(d)	86,431
General and administrative	13,797	86	(a)	13,883
Total expenses	155,241	(41,342)		113,899
Loss from operations	(121,557)	33,060		(88,497)
NON-OPERATING INCOME (EXPENSES):
Interest expense	(20,825)	—		(20,825)
Other non-operating income	4,499	—		4,499
Total non-operating expense	(16,326)	—		(16,326)
Loss before income taxes	(137,883)	33,060		(104,823)
INCOME TAX PROVISION	(3,305)	—		(3,305)
NET LOSS	(141,188)	33,060		(108,128)
Net income attributable to noncontrolling interest	1,870	—		1,870
NET LOSS APPLICABLE TO GMX RESOURCES	(143,058)	33,060		(109,998)
Preferred stock dividends	3,673	—		3,673
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS	$(146,731)	$33,060		$(113,671)
LOSS PER SHARE – Basic	$(2.23)			$(1.73)
LOSS PER SHARE – Diluted	$(2.23)			$(1.73)
WEIGHTED AVERAGE COMMON SHARES – Basic	65,832,321			65,832,321
WEIGHTED AVERAGE COMMON SHARES – Diluted	65,832,321			65,832,321

GMX Resources Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2012 reflect the following adjustments:

(a)	Adjustment to recognize the net cash proceeds of $66.7 million for the properties sold. This represents the sales price of $69.0 million less related estimated transaction expenses and fees.

(b)	Adjustment to eliminate the carrying value of the properties sold and the related asset retirement obligations.
The accompanying unaudited pro forma condensed statements of operations for the year ended December 31, 2011 and the six months ended June 30, 2012 reflect the following adjustments:

(a)	Adjustment to eliminate the operating revenues and operating costs attributable to the properties sold.

(b)	Adjustments to reflect third-party revenues and expenses related to gathering and transportation for properties sold.

(c)	Adjustment to eliminate depreciation, depletion and amortization (DD&A) expense for the properties sold.

(d)	Adjustment to eliminate impairment expense for the properties sold.